UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934
Date of Report (Date of earliest event reported) May 29, 2014

TFS FINANCIAL CORPORATION
(Exact name of registrant as specified in its charter)

United States of America	001-33390	52-2054948
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

7007 Broadway Ave., Cleveland, Ohio		44105
(Address of principle executive offices)		(Zip Code)
Registrant's telephone number, including area code (216) 441-6000
Not applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On May 29, 2014, TFS Financial Corporation (“the Company”), the holding company for Third Federal Savings and Loan Association of Cleveland (the "Association"), appointed Meredith S. Weil to fill the vacant board position created by the Bylaw amendment described below.  Ms. Weil will not serve as an independent director since she currently serves as the Chief Operating Officer of the Association, a position she has held since 2012. Ms. Weil, 47, has been in banking for 22 years and with Third Federal for nearly 15 years. She previously served as Chief Retail Officer and Director of Marketing and has managed several departments, including: marketing, retail delivery operations including the thrift’s customer call center (customer service), internet services, and deposit operations. Prior to joining Third Federal, she was a Vice President of Strategic Management at Key Bank in Cleveland.
Ms. Weil holds a Bachelor of Science degree in computer science from Trinity College in Hartford, CT, and a Master’s in Business Administration with a concentration in Finance from Case Western Reserve University’s Weatherhead School of Management in Cleveland. Ms. Weil brings extensive business and banking experience to the Board and will enhance the Board’s overall understanding of the Company and the industry. Ms. Weil has initially been appointed to serve until our next annual meeting of shareholders.

Item 5.03	Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

The Board of Directors has approved an amendment to the Company’s Bylaws, effective May 29, 2014, to increase the size of the Board from ten members to eleven members.

The information contained herein and in the accompanying exhibit shall not be incorporated by reference into any filing of the Company, whether made before or after the date hereof. The information in this report, including the exhibit hereto, shall not be deemed to be “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, or otherwise subject to the liabilities of that section or Sections 11 and 12(a)(2) of the Securities Act of 1933, as amended.

Item 9.01	Financial Statements and Exhibits.

    (d) Exhibits.

Exhibit No.

3.2	Bylaws of TFS Financial Corporation, effective May 29, 2014

SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TFS FINANCIAL CORPORATION (Registrant)

Date:	May 30, 2014	By:	/s/ Paul J. Huml
Paul J. Huml
Chief Operating Officer